UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2013

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381 (Commission File Number)	20-8325616 (IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 31, 2013, FluoroPharma Medical, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors identified therein (collectively, the “Investors”) pursuant to which the Company may sell up to $2,000,000 of its shares (the “Shares”) of common stock at $0.50 per Share and five-year warrants (the “Warrants”) to purchase shares of common stock at an exercise price of $0.83 per share (the “Private Placement”).

Pursuant to closings that occurred under the Purchase Agreement on December 31, 2013 and January 7, 2014, the Company issued 1,655,000 Shares and Warrants to purchase 1,655,000  shares of common stock for an aggregate purchase price of $827,500.  Brookline Group, LLC and Monarch Capital acted as the Company’s placement agents in connection with the Private Placement. Brookline received a cash fee of $14,000 and five-year warrants to purchase 35,000 shares of common stock at an exercise price of $0.83 per share and Monarch received a cash fee of $51,400 and five-year warrants to purchase 128,500 shares of common stock at an exercise price of $0.83 per share.

As a result of the issuance of the Shares in the Private Placement, the conversion price of the Company’s outstanding shares of Series A Preferred Stock and Series B Preferred Stock was adjusted to $0.50 per share; provided, however, Platinum Montaur Life Sciences, LLC (“Platinum”) waived its right to adjust the conversion price of the 4,523,076 shares of Series B Preferred Stock held by it and accordingly, such conversion price remains $0.80 per share solely with respect to Platinum.

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares and the shares of common stock issuable upon exercise of the Warrants within 30 calendar days of the final closing date, and to have the Registration Statement declared effective within 90 calendar days of the final closing date or within 150 calendar days of the final closing date in the event of a full review of the Registration Statement by the SEC.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto; (ii) form of Warrant issued in the Private Placement filed as Exhibit 4.1 hereto, and (iii) form of Registration Rights Agreement filed as Exhibit 10.2 hereto.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company consummated the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of Warrant dated December 31, 2013.

10.1	Form of Securities Purchase Agreement dated December 31, 2013.

10.2	Form of Registration Rights Agreement dated December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 7, 2014
FLUOROPHARMA MEDICAL, INC. By: /s/ Johan M. (Thijs) Spoor Name Johan M. (Thijs) Spoor Title: CEO and President